UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2006

BEAR STEARNS ASSET BACKED SECURITIES I LLC
on behalf of the
Structured Asset Mortgage Investments II Trust 2006-AR2
(Exact name of registrant as specified in its charter)

Delaware	333-115122	30-0183252
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(I.R.S. Employer Identification Number)

383 Madison Ave., New York, N.Y.		10179
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 272-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 6. Asset Backed Securities

Item 6.02. Change of Servicer or Trustee

On October 1, 2006, the sale by JPMorgan Chase Bank, N.A. of select portions of the corporate trust business, including municipal and corporate and structured finance trusteeships, to The Bank of New York was closed. As a result of this sale, on October 4, 2006 The Bank of New York became the successor Securities Administrator pursuant to the terms and conditions set forth in the transaction documents identified in the Prospectus Supplement filed by the Registrant.

The Bank of New York is a New York banking corporation and will act as the Securities Administrator under the transaction documents. Since 1990, the Bank of New York has been responsible for acting as authentication agent, calculation agent, paying agent and certificate registrar for numerous transactions and programs involving pools of residential mortgage loans. The corporate trust offices of The Bank of New York are located at 101 Barclay Street, 8 West, New York, New York 10286.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAR STEARNS ASSET BACKED SECURITIES I LLC

Date: October 9, 2006	By:	/s/ Joseph T. Jurkowski, Jr.
Joseph T. Jurkowski, Jr.
Vice President